EXHIBIT 2

Letters to Mumbai Stock Exchange, dated February 12, 2002 and February 13, 2002, respectively, with regards to the allotment of 13,600,000 equity shares of Silverline Technologies Limited for the purpose of Silverline Technologies Limited's acquisition of eComServer.


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                  [Silverline Technologies Limited Letterhead]

February 12, 2002

The Secretary,
The Stock Exchange - Mumbai.
Phiroze Jeejabhoy Towers,
Dalal Street,
Mumbai 400023

Dear Sir,

RE: BOARD MEETING FOR FURTHER ISSUE OF SECURITIES.

Notice is hereby given that a meeting of the Board of Directors of the Company is scheduled to be held on Wednesday, February 13, 2002 at 1:00 p.m. at our Chennai office, inter-alia, to consider and approve the allotment of 13,600,000 equity shares of the Company (equivalent to 6,800,000) American Depositary Shares) for the purpose of the acquisition of eComServer Inc., USA through an ADR swap route in terms of the shareholder's approval obtained at the Extra Ordinary General Meeting of the Company held on December 18, 2001.

Thanking you,

Yours faithfully
For SILVERLINE TECHNOLOGIES LIMITED


/s/ Uday Khona
-------------------------------
UDAY KHONA
COMPANY SECRETARY

CC:      The Secretary                            The Secretary
         The Chennai Stock Exchange,              The Ahmedabad Stock Exchange,
         Exchange Building,                       Kamdhenu Complex,
         Post Box No. 183,                        Opp. Sahajanand College,
         11, Secondline Beach Road,               Panjrapole,
         Chennai 600001                           Ahmedabad 380015

                  [Silverline Technologies Limited Letterhead]


February 13, 2002

The Secretary,
The Stock Exchange - Mumbai.
Phiroze Jeejabhoy Towers,
Dalal Street,
Mumbai 400023

Dear Sir,

The Board of Directors of the Company in their meeting held today, inter-alia, have approved the allotment of 13,600,000 underlying new equity shares of the company, having a par value of Rs. 10/- per share, to the company's Depository, JP Morgan Chase Bank (formerly Morgan Guarantee Trust Company of New York) for the purpose of issue of 6,800,000 American Depositary Shares (ADSs) to the shareholders of eComServer Inc., through an ADR swap route pursuant to the authority given by the shareholders at the Extra Ordinary General Meeting held on December 18, 2001.

Kindly acknowledge receipt.

Thanking you,

Yours faithfully
For SILVERLINE TECHNOLOGIES LIMITED


/s/ Uday Khona
-------------------------------
UDAY KHONA
COMPANY SECRETARY

CC:      The Secretary                            The Secretary
         The Chennai Stock Exchange,              The Ahmedabad Stock Exchange,
         Exchange Building,                       Kamdhenu Complex,
         Post Box No. 183,                        Opp. Sahajanand College,
         11, Secondline Beach Road,               Panjrapole,
         Chennai 600001                           Ahmedabad 380015